                                                                   EXHIBIT 25.2


                                    FORM T-1

                  ========================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             ------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             ------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(B)(2)
                                             ------------
                             ------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


           New York                                        13-3818954
(Jurisdiction of incorporation                          (I.R.S. employer
 if not a U.S. national bank)                          identification No.)


    114 West 47th Street                                   10036-1532
         New York, NY                                      (Zip Code)
    (Address of principal
      executive offices)
                             ------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
                               114 W. 47th Street
                            New York, NY  10036-1532
                        Telephone Number (212) 852-1000
           (Name, address and telephone number of agent for service)

                             ------------------

                            Hedstrom Holdings, Inc.
              (Exact name of obligor as specified in its charter)


                Delaware                                        51-0329830
    (State or other jurisdiction of                          (I.R.S. employer
     incorporation or organization)                         identification No.)


            585 Slawin Court
           Mount Prospect, IL                                      60056
(Address of principal executive offices)                        (Zip Code)

                             ------------------

                     12% Senior Discount Notes due 2009
                     (Title of the indenture securities)

                 ==============================================

                                    GENERAL


1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

             Federal Reserve Bank of New York (2nd District), New York, New York
                   (Board of Governors of the Federal Reserve System)
             Federal Deposit Insurance Corporation, Washington, D.C.
             New York State Banking Department, Albany, New York

     (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

                 None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Hedstrom Holdings, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  LIST OF EXHIBITS

     T-1.1       --       Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.2        --       Included in Exhibit T-1.1.

    T-1.3        --       Included in Exhibit T-1.1.

16.  LIST OF EXHIBITS
     (cont'd)

     T-1.4       --       The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                          (Registration No.
                          33-97056).

     T-1.6       --       The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as
                          amended by the Trust Indenture Reform Act of 1990.

     T-1.7       --       A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.


NOTE

As of September 22, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 22nd day of September, 1997.

UNITED STATES TRUST COMPANY
         OF NEW YORK, Trustee

By: /s/ MARGARET CIESMELEWSKI
    -----------------------------
        Margaret Ciesmelewski
        Assistant Vice President

                                                                   EXHIBIT T-1.6

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                              New York, NY  10036


September 1, 1995


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
         OF NEW YORK


         -------------------------------
By:      S/Gerard F. Ganey
         Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 JUNE 30, 1997
                                 (IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                                             $      83,529

Short-Term Investments                                                                    259,746

Securities, Available for Sale                                                            924,165

Loans                                                                                   1,437,342
Less:  Allowance for Credit Losses                                                         13,779
                                                                                    -------------
     Net Loans                                                                          1,423,563
Premises and Equipment                                                                     61,515
Other Assets                                                                              122,696
                                                                                    -------------
     TOTAL ASSETS                                                                   $   2,875,214
                                                                                    =============

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                                                           $     763,075
     Interest Bearing                                                                   1,409,017
                                                                                    -------------
        Total Deposits                                                                  2,172,092

Short-Term Credit Facilities                                                              404,212
Accounts Payable and Accrued Liabilities                                                  132,213
                                                                                    -------------
     TOTAL LIABILITIES                                                              $   2,708,517
                                                                                    =============

STOCKHOLDER'S EQUITY
--------------------
Common Stock  14,995
Capital Surplus                                                                            49,541
Retained Earnings                                                                         100,930
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                                                       1,231
                                                                                    -------------
TOTAL STOCKHOLDER'S EQUITY                                                                166,697
                                                                                    -------------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                                           $   2,875,214
                                                                                    =============


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

August 7, 1997

                                   EXHIBIT 7


                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             OF NEW YORK, NEW YORK
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES

                           REPORT AS OF JUNE 30, 1997


                                                                         DOLLAR AMOUNTS
                                                                          IN THOUSANDS
                                                                          ------------
                             ASSETS
Cash and balance due from depository institutions:
   Noninterest-bearing balances and currency and coin ....................  $   41,319
   Interest-bearing balances .............................................  $  314,579

Securities:  Held-to-maturity securities .................................  $  180,111
             Available-for-sale securities ...............................  $   47,600

Federal funds sold and securities purchased under
agreements to resell in domestic offices of the
bank and of its Edge and Agreement subsidiaries
and in IBFs:
   Federal Funds sold and Securities purchased under
   agreements to resell ..................................................  $  694,859

Loans and lease financing receivables:
   Loans and leases, net of unearned income ................   $1,955,686
   LESS: Allowance for loan and lease losses ...............   $   62,876
   LESS: Allocated transfer risk reserve ...................   $      -0-
   Loans and leases, net of unearned income, allowance,
   and reserve ...........................................................  $1,892,810

Trading assets held in trading accounts ..................................  $      603

Premises and fixed assets (including capitalized leases) .................  $    3,709

Other real estate owned ..................................................  $      202

Investments in unconsolidated subsidiaries and
associated companies .....................................................  $      -0-

Customers' liability to this bank on acceptances outstanding                $       81

Intangible assets ........................................................  $      -0-

Other assets .............................................................  $   67,092

TOTAL ASSETS .............................................................  $3,242,965

                                  LIABILITIES


Deposits:
In domestic offices ............................................................................   $ 1,694,675
  Noninterest-bearing ........................................................     $   263,641
  Interest-bearing ...........................................................     $ 1,431,034

In foreign offices, Edge and Agreement subsidiaries, and IBFs ..................................   $ 1,121,075
  Noninterest-bearing ........................................................     $    17,535
  Interest-bearing ...........................................................     $ 1,103,540

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFS:

  Federal Funds purchased and Securities sold under agreements to repurchase ...................   $    25,000

Demand notes issued to the U.S. Treasury .......................................................   $    60,000

Trading Liabilities ............................................................................   $       140

Other borrowed money:
  a) With a remaining maturity of one year or less .............................................   $    38,369
  b) With a remaining maturity of more than one year ...........................................   $     1,763
  c) With a remaining maturity of more than three years ........................................   $     2,242

Bank's liability on acceptances executed and outstanding .......................................   $        81

Subordinated notes and debentures ..............................................................   $       -0-

Other liabilities ..............................................................................   $    69,908


TOTAL LIABILITIES ..............................................................................   $ 3,013,253

Limited-life preferred stock and related surplus ...............................................   $       -0-

                                EQUITY CAPITAL

Perpetual preferred stock and related surplus ..................................................   $       -0-

Common stock ...................................................................................   $    29,649

Surplus (exclude all surplus related to preferred stock) .......................................   $   217,008

Undivided profits and capital reserves .........................................................   $   (17,000)

Net unrealized gains (losses) on available-for-sale securities .................................   $        55

Cumulative foreign currency translation adjustments ............................................   $       -0-

TOTAL EQUITY CAPITAL ...........................................................................   $   229,712

TOTAL LIABILITIES AND EQUITY CAPITAL ...........................................................   $ 3,242,965
